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                                    Form of
                                                                   Exhibit 10.41


                      CHANGE IN CONTROL SEVERANCE AGREEMENT

                  This AGREEMENT entered into as of by and among Taylor Capital Group, Inc. a Delaware corporation, Cole Taylor Bank, an Illinois banking corporation (the "Bank"), and Employee Name (the "executive").

                                   WITNESSETH:

         WHEREAS, the Executive provides valuable services as an employee of the Bank;

         WHEREAS, the Company wishes to provide security to the Executive to induce the Executive to continue in the employ of the Bank.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained the value of which is hereby acknowledged, the Executive and the Bank agree as follows:

         1. Bank Obligation. Subject to the limitations of this Agreement, if during the Change in Control Period the Bank shall terminate the Executive's employment, or if during the Change in Control Period the Executive shall terminate his employment with the Bank for Good Reason, the Bank shall pay to the Executive in a single sum within thirty (30) days after the termination of employment an amount equal to [one and one-half (1-1/2) times] the Executive's annual Compensation and the Bank shall continue to the Executive, for a period of eighteen consecutive months beginning with the date of the Executive's termination of employment, Medical and Hospital Benefits. The Bank shall also provide executive level outplacement assistance benefits beginning with the date of the Executive's termination of employment. If the Executive's employment is terminated with the Bank during the Change in Control Period for any reason, excluding a termination for Good Reason, or if the Bank shall terminate the Executive's employment due to Cause, death or the Executive's disability which renders him unable to perform the essential functions of the position, this Agreement shall terminate without any obligation of the Company to the Executive hereunder. If the Executive is offered employment by a successor to the Bank or its business or assets or by an Affiliate or a successor to an Affiliate or its business or assets on terms and conditions that are reasonably comparable to the Executive's terms and conditions of employment with the Bank (including this Agreement), the Company shall not have an obligation hereunder to the Executive. If any payment under this Agreement, either alone or together with any other payment, benefit or transfer of property which the Executive receives or has a right to receive from the Bank or its Affiliate, ("Total Payments"), would constitute a nondeductible "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, amended
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("Code")) or nondeductible "employee remuneration" under Section 162(m) of the
Code, such payment under this Agreement shall be reduced to the largest amount as will result in no portion of the payment under this Agreement being such a nondeductible payment under the Code. The Bank agrees to undertake such reasonable efforts as it may determine in its sole discretion to prevent any payment under this Agreement from constituting a nondeductible payment, provided the Bank is not obligated to incur additional cost in order to make a payment nondeductible. The determination of any reduction under the preceding sentences shall be made by the Bank in good faith, and such determination shall be binding on the Executive. The reduction provided by the fifth sentence of this paragraph 1 shall apply only if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the total payment accruing to the Executive would be less than the amount of the Total Payments as reduced under said fifth sentence and after reduction for federal income taxes.

         2. Other Benefits. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any other plan, program, policy or practice of the Company, Bank or any Affiliate for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect the rights of the Bank or the Executive under any other plan, program, policy, practice, contract or agreement to which the Company, Bank or any Affiliate may be a party. Any amounts payable or rights or benefits furnished the Executive under any other plan, program, policy, practice, contract or agreement with the Company, Bank or any of its Affiliates at or subsequent to the date of the Executive's termination of employment shall be payable in accordance with the terms of such plan, program, policy, practice, contract or agreement and without regard to this Agreement, except as explicitly modified by this Agreement. Amounts payable or in respect of this Agreement shall not be taken into account with respect to any other employee benefit plan or arrangement.

         3. Mitigation. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under this Agreement, and the amount payable under this Agreement shall not be reduced whether or not the Executive obtains other employment. The Company's obligation to make the payment provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

         4. Successors.

                  (a) This Agreement is personal to the Executive and


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         shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives including the Executive's executor, trustee or administrator.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement.

         5. Resolution of Disputes. Any dispute related to the interpretation or enforcement of this Agreement shall be enforceable only by arbitration in Cook County, Illinois (or such other metropolitan area to which the Company's principal executive officers may be relocated if such relocation does not result in Good Reason for the Executive to terminate employment), in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the Executive and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the Company and the Executive cannot agree on the selection of the third arbitrator within seven days after such time as the Company and the Executive have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the metropolitan area where arbitration under this Section would otherwise have been conducted. The arbitrators shall award to the Executive his reasonable legal fees and expenses in connection with any arbitration proceeding hereunder if (i) the arbitration is commenced by the Company, and the Company has no reasonable basis for initiating such proceeding, or (ii) the arbitration is commenced by the Executive, and the Executive prevails on the Executive's claim in the arbitration proceeding. The arbitrators shall award to the Company its legal fees and expenses incurred in connection with any arbitration proceeding hereunder if the arbitration proceeding is commenced by the Executive, and the Executive has no reasonable basis for initiating such proceeding. The parties agree that the arbitration panel shall construe this paragraph to determine whether either party is entitled to recover its cost and fees hereunder. Any award entered by the arbitrators shall be formal, binding and nonappealable and judgment may be entered thereon by


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any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

         6. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Employee Name
                  Employee Address
                  Employee City, State, Zip

                  If to the Company:

                  Taylor Capital Group, Inc.
                  350 East Dundee Road
                  Suite 300
                  Wheeling, Illinois 60090
                  Attention: Chairperson of the Compensation Committee

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company or the Bank,


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         the employment of the Executive by the Bank is 'at will" and, may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date, the Executive's employment with the Bank terminates, then the Executive shall have no rights under this Agreement.

                  (f) This Agreement constitutes the entire agreement between the parties hereto and contains all the agreements between such parties with respect to the subject matter hereof. This Agreement supersedes all other agreements, oral or in writing, between the parties hereto with respect to the subject matter hereof.

         7. Defined Terms. For purposes of this Agreement the following whenever used in the capitalized form shall have the meaning set forth below unless the context clearly indicates otherwise.

                  (a) "Affiliate" means, with respect to any person, any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than such person) that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with that person.

                  (b) "Annual Bonus" means the gross, annual bonus payable to the Executive for the fiscal year of the Company ending immediately preceding the Effective Date, but annualized in the event the Executive was not employed for the entire fiscal year with respect to which such bonus was paid.

                  (c) "Cause" shall means termination because of (1) an act of fraud, embezzlement or theft in connection with the Employee's duties or in the course of the Employee's employment, (2) unreasonable neglect or refusal by the Employee to perform his duties (other than any such failure resulting from the Employee's incapacity due to disability),
         (3) the engaging by the Employee in willful, reckless, or grossly negligent misconduct which is or may be materially injurious to the Company, or (4) the Employee's conviction of or plea of guilty or nolo contendere to a felony.

                  (d) "Change of Control" means, and be deemed to have occurred, on the date of the first to occur of any of the following:

                           (i) upon the vote of the shareholders of the Company
                  approving a merger or consolidation in which the Company's shareholders immediately prior to the


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                  effective time of the merger or consolidation will
                  beneficially own immediately after the effective time of the merger or consolidation securities of the surviving or new corporation having less than 50% of the "voting power" of the surviving or new corporation, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power"; provided, however, that no such merger or consolidation shall constitute a "change of control" in the event that following such transaction the Taylor Family (as defined below) owns, directly or indirectly, 30% or more of the combined "voting power" of the surviving or new corporation's outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

                           (ii) upon the consummation of a sale, lease, exchange
                  or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis, provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Sale of the Company; or

                           (iii) when any "person" (as such term is used in
                  Sections 13(d) and 14(d) of the Securities Exchange Act of
                  1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act as in effect on date hereof, but excluding (a) any Company sponsored employee benefit plan and (b) any member of the Taylor Family), directly or indirectly, of shares of Company stock such that the Taylor Family owns less than 30% of the combined "voting power" of the Company's then outstanding securities, excluding "voting power" exercisable on a contingent or deferred basis.

                  (e) "Change in Control Period" means the continuous period commencing on the Effective Date and ending on the SECOND anniversary of the Effective Date.

                  (f) "Compensation" means the gross, annual base salary and Annual Bonus paid by the Bank (including amounts accrued but not paid) to the Executive in accordance with the generally applied payroll practices of the Bank for the completed fiscal year of the Bank immediately preceding the Effective Date. Compensation, for purposes of applying the one and one half (1-1/2) multiplier in paragraph 1 of this agreement, does not include any accrued balances in the 1997


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         Long Term Incentive Plan or any other compensation program the executive participates in. For purposes of this Agreement, any amounts due the Executive under any compensation plan other than base salary and annual bonus, shall be paid out in accordance with the provisions of the specific plan governing those said programs.

         (g) "Effective Date" means the date on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or anticipation of the Change in Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (h) "Good Reason" shall mean the occurrence of any of the following events unless, (i) such event occurs with the Executive's express prior written consent, (ii) the event is an isolated, insubstantial or inadvertent action or failure to act which was not in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (iii) the event occurs in connection with the termination of the Executive's employment for Cause, Disability or death or (iv) the event occurs in connection with the Executive's voluntary termination of employment or other than due to the occurrence of one of the following events:

                           (A) the assignment to the Executive by the Company or
                  the Bank of any duties which are inconsistent with, or are a diminution of, the Executive's positions, duty, title, office, responsibility and status with the Company or the Bank, including without limitation, any diminution of the Executive's position or responsibility in the decision or management processes of the Company, or any removal of the Executive from, or any failure to reelect the Executive to, any of such positions;

                           (B) a reduction by the Company or the Bank in the
                  Executive's rate of base salary as in effect on the Effective Date or as the same may be increased from time to time during the term of the Agreement, other than a reduction which is a reduction generally applicable to all senior officers or executives of the


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                  Company;

                           (C) any failure to either continue in effect any
                  material benefit or incentive plan or arrangement (including, without limitation, a plan meeting the applicable provisions of Section 401(a) of the Code, group life insurance plan, medical, dental, accident and disability plans) in which the Executive is participating or eligible to participate on the Effective Date or to substitute and continue other plans providing the Executive with substantially similar benefits (all of the foregoing is hereinafter referred to as "Benefit Plans"), or the taking of any action which would substantially and adversely affect the Executive's participation in or materially reduce the Executive's benefits or compensation under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive on the Effective Date;

                           (D) a relocation of more than 50 miles from their
                  location of the principal executive offices of the Company or the Bank, or the relocation of the Executive's principal place of employment for the Company or the Bank of more than 50 miles, to any place other than the location at which the Executive performed his duties on the Effective Date; and

                           (E) any failure by any successor or assignee of the
                  Company to continue this Agreement in full force and effect.

         If the Executive does not notify the Company or the Bank and incurs the termination of employment within 120 days of the date the Executive knew or should have reasonably known of the event giving rise to Good Reason, the Executive shall be deemed to have waived his right to a termination for Good Reason based upon such event or the continuing effect or occurrence of such event.

         (i) "Medical and Hospital Benefits" mean the medical and hospital benefits that would have been offered to the Executive and the Executive's family members if the Executive's employment had not terminated based on the same terms and conditions applicable to non-terminated similarly situated executives of the Company or its successor and their family members. Notwithstanding anything contained herein to the contrary, (A) any Medical and Hospital Benefits offered in accordance with this Agreement run simultaneously with any rights to health coverage continuation available to the Executive and the Executive's family under applicable law and this Agreement shall


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         constitute notice to the Executive and the Executive's eligible family members of any right to elect health continuation coverage under the provisions of Section 4980B of the Internal Revenue Service of 1986, as amended, Section 601 et. al. of the Employee Retirement Income Security Act of 1974, as amended, (to the extent applicable) following the expiration of the Medical and Hospital Benefits coverage period under this Agreement; and (B) if the Executive or any of the Executive's family members are covered under a group health plan of another employer, nothing in this Agreement shall obligate a plan maintained by the Company to pay benefits on a primary basis with respect to such person.

         (j) "Taylor Family" means (A) Sidney J. Taylor and Iris Taylor, (B) a descendant of Sidney J. Taylor and Iris Taylor, (C) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (A) or (B) above, or (C) a proprietorship, partnership, limited liability company, or corporation controlled by and substantially all the interest in which are owned, directly or indirectly, by one or more individuals or entities described in (A),
         (B), or (C) above.

         IN WITNESS WHEREOF, the parties have executed this Change of Control and Severance Agreement on the date first written above. Executed this 15th day of June, 2000.

                                        TAYLOR CAPITAL GROUP, INC.


                                        By:
                                            ------------------------------------
                                            Jeffrey Taylor, Chairman & Chief
                                            Executive Officer

                                        COLE TAYLOR BANK

                                        By:
                                            ------------------------------------
                                            Bruce W. Taylor
                                            President and CEO

                                        EXECUTIVE

                                        ----------------------------------------
                                        Employee Name


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